SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2004

PLACER SIERRA BANCSHARES

(Exact Name of Registrant as Specified in Charter)

California	0-50652	94-3411134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 J Street, Sacramento, California 95814	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 554-4750

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Board of Placer Sierra Bancshares (the “Company”) approved amendments in the base salary of each of David E. Hooston, Chief Financial Officer of the Company, and Randall E. Reynoso, President of the Company, on December 22, 2004. The base salary for each will be set at $275,000 annually, effective as of January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Placer Sierra Bancshares

Date: December 28, 2004	By:	/s/ Ronald Bachli
	Name:	Ronald Bachli
	Title:	Chairman and Chief Executive Officer (principal executive officer)